Exhibit 10.3

LOAN AGREEMENT

between

KIRKPATRICK BANK,

an Oklahoma banking association,

as Lender,

and

PAYCOM PAYROLL, LLC,

a Delaware limited liability company, as Borrower

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Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into effective as of (but not necessarily on) May 13, 2015 (the "Effective Date"), by and between KIRKPATRICK BANK, an Oklahoma banking association ("Lender"), and PAYCOM PAYROLL, LLC, a Delaware limited liability company ("Borrower").

RECITALS:

A.       Borrower occupies that certain property consisting of approximately fifty (50) acres of land located north of Kilpatrick Turnpike and east of Council Road in Oklahoma City, Oklahoma, such property consisting of three (3) contiguous tracts of land identified as "Tract I", "Tract 2" and "Tract 3" (each hereby defined as the same and collectively  as the "Real Property") as more particularly described in Exhibit "A" attached hereto and incorporated herein.

B.       Borrower and Lender previously entered into that certain Second Loan Modification Agreement, dated effective June 17, 2014, which acted to, among other things, modify that certain Loan Agreement, dated March 28, 2013, as amended (the "Existing Loan Agreement"), for the purpose of consolidating,   amended, restating and increasing all of the then-existing indebtedness of Borrower payable to Lender.   Such consolidation is evidenced by that certain Consolidated, Amended, Restated and Increased Promissory Note in the maximum principal amount of$27,420,538.01 (the "Consolidated Note").

C.       The Consolidated Note is secured by, among other things, those certain mortgages identified on Exhibit "C" attached hereto (collectively and as amended,  the "Existing Mortgages").

D.       Lender   previously   extended   to   Borrower   an   advancing   loan   in the maximum principal amount of $1,000,000.00 for the purpose of constructing a new parking lot (the "New Parking Lot") on the southwest portion of the Real Property within Tract 3, as evidenced by that certain Promissory Note, dated March 5, 2015, executed by Borrower and payable to the order of Lender (the "Parking Lot Note").   No monies have been advanced on this Parking Lot Note.

E.       The Parking Lot Note is secured by, among other things, (i) that certain Construction Mortgage, dated March 5, 2015, recorded in Book 12764, at Page 805  in the real property records of the Oklahoma County Clerk, and (ii) that certain Mortgage, dated March 5,

2015, recorded in Book 12764, at Page 793 in the real property records ofthe Oklahoma County

Clerk.

F.         Borrower has now requested that Lender lend to Borrower Eleven Million and Noll 00 Dollars ($11,000,000.00) to finance (i) the construction of an 82,000 square foot office building ("Building 3") to be situated on a portion of Tract 1, as depicted on the map attached hereto as Exhibit "B", (ii) the expansion and renovation of the existing gymnasium building to be situated on portions of Tract 1 and Tract 2 (the "Gymnasium   Expansion"), as depicted on Exhibit "B", and (iii) the construction of the New Parking Lot, as depicted on Exhibit "B".

Subject to the terms, provisions, covenants and agreements hereinafter set forth, Lender has agreed to make the requested extensions of credit.

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Exhibit 10.3

AGREEMENT:

In consideration of the mutual covenants contained herein and the loan to be made hereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

I.         DEFINITIONS.     Unless the context otherwise   requires and except as otherwise may be provided herein, (i) accounting and financial terms used in this Agreement shall  have the meanings ascribed to such terms by generally accepted accounting principles in effect from time to time, applied on a consistent basis, as set forth in opinions ofthe Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statements of the Financial Accounting Standards Board which  may be applicable in the circumstances as of the date involved, (ii) definitions contained in the Code (herein defined) shall apply to terms, words and phrases used herein, except that in case of any conflict between definitions contained in Article 9 of the Code and other definitions in the Code, the Article 9 definitions shall apply, (iii) the singular shall  be deemed to include the plural and the plural shall be deemed to include the singular, and (iv) the terms as used herein shall be construed and controlled by the following definitions:

1.1       Account   Security   Agreement.     "Account   Security   Agreement" shall have the meaning assigned to that term in paragraph 4.2 of this Agreement.

1.2       Affiliate.   "Affiliate" shall mean any person or entity (including, without limitation, an individual, a corporation, a limited liability company, a partnership, a trust, or an incorporated association), which has a relationship with Borrower whereby either such person or entity or Borrower directly or indirectly controls or is controlled by or  is under common control with the other, or  holds or beneficially owns twenty-five percent (25%) or more of the equity interest in the other or twenty-five percent (25%) or more  of any class of voting securities of the other, and shall, in addition, include all members in Borrower.

1.3       Agreement.   "Agreement," and such terms as "herein," "hereof," "hereto," "hereby," "hereunder" and the like shall mean and refer to this Loan Agreement, together   with any and all Exhibits   attached   hereto, and any and all supplements, modifications or amendments hereof.

1.4       Amortization Period. "Amortization   Period" means two hundred forty (240) months.

1.5       Appraisal.   "Appraisal" shall mean the meaning ascribed thereto in paragraph 5.10 of this Agreement.   The Loan amount will be limited to eighty percent (80%) ofthe Appraised Value.

1.6       Appraised Value.         "Appraised Value" shall mean the value set forth in the Appraisal or any updates to the Appraisal pursuant to paragraph 5.1 0.

1.7 Architect. "Architect" shall   mean   HSE Architects   PLLC, an

Oklahoma professional limited liability company.

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Exhibit 10.3

1.8       Assignment.     "Assignment" shall have the meaning ascribed to such term in paragraph 4.1 ofthis Agreement.

1.9       Building 3.   "Building 3" shall mean an 82,000 square foot office building to be situated on Tract 1.

1.10     Business Day.   "Business Day" shall have the meaning assigned to that term in the Note.

1.11 Code. "Code"   shall   mean the Uniform Commercial   Code of

Oklahoma, as the same may from time to time be in effect.

1.12     Collateral Assignments.   "Collateral Assignments" shall have the meaning assigned to that term in paragraph 4.3 of this Agreement.

1.13     Completion Date.   "Completion Date" shall mean the date upon which all of the following conditions are fully satisfied: (i) the Construction Project has reached Substantial Completion, (ii) Borrower has delivered to Lender a final "as-built" survey of all of the Mortgaged Property which is in form, scope and substance acceptable to Lender, (iii) Borrower has delivered to Lender prepaid property, liability, business interruption, worker's compensation insurance, and other required insurance covering the Mortgaged Property, all in amount, form, scope and substance satisfactory to Lender, (iv) Borrower has delivered to Lender Certificates of Occupancy issued for the Construction Project and for occupancy ofthe premises, and (v) Borrower has accepted Building 3, the gymnasium, as improved by the Gymnasium Expansion, and the New Parking Lot.

1.14     Completion   Deadline.     "Completion Deadline"   shall mean the date which is eighteen (18) months after the Effective Date.

1.15     Construction   Account.     "Construction Account"   shall have the meaning assigned to that term in paragraph 5.6 of this Agreement.

1.16     Construction Period.   "Construction Period" shall mean the period of time from the Effective  Date until the Completion Date, but in no event later than the Completion Deadline.

1.17     Construction   Consultant.   "Construction Consultant" shall mean the individual or entity selected by Lender, in Lender's sole discretion and at Borrower's cost, to inspect the Construction   Project, review all plans, construction budgets, time lines, permits, contracts, supporting documentation and information, and to advise Lender in regard to all aspects ofthe Construction Project.

1.18   Construction Contract.   "Construction Contract"  shall mean, collectively, the contracts between Borrower and the Contractor, for the Construction Project, which contract is subject to Lender's review and approval.

1.19     Construction Project.   "Construction Project" shall mean construc tion of Building 3, the Gymnasium Expansion, and the New Parking  Lot, or any one of the foregoing, and related improvements, pursuant to  plans and specifications and the Project Budget approved by Lender and located on the Real Property.

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Exhibit 10.3

1.20     Contractor.   "Contractor" shall mean Clyde Riggs Construction, L.L.C., an Oklahoma limited liability company, which shall serve as Borrower's general contractor for the Construction Project.

1.21 Dollars.   "Dollars" and"$" shall mean lawful money ofthe United

States of America.

1.22 Engineer.   "Engineer" shall mean Johnson and Associates, Inc., an

Oklahoma corporation.

1.23 ERISA.   "ERISA" shall mean the Employee Retirement Income

Security Act of I 974, as amended and as in effect from time to time.

1.24     Event of Default.   "Event of Default" shall mean the occurrence of any of the events specified in paragraph 10 of this Agreement.

1.25     Existing   Mortgages.       "Existing   Mortgages"   shall mean those mortgages referenced in Exhibit "C" attached hereto.

1.26     Financing   Statements.     "Financing   Statements" shall have the meaning ascribed to that term in paragraph 4.1 of this Agreement.

1.27 Guarantor. "Guarantor" shall mean Paycom Software,   Inc., a

Delaware corporation.

1.28     Guaranty.     "Guaranty" means the Guaranty Agreement executed and delivered   by the Guarantor   in favor of the Lender and in form and substance acceptable to the Lender wherein Guarantor guarantees payment and performance of the Indebtedness.

1.29     Governmental   Authority.   "Governmental Authority" shall mean any nation or government, any federal,  state, local or other political subdivision thereof and any entity exercising executive,   legislative, judicial,   regulatory or administrative functions of or pertaining to government.

1.30     Hazardous     Substances     Indemnity     Agreement     and     HSIA. "Hazardous   Substances   Indemnity   Agreement"   and   "HSIA" shall   each   mean   the Hazardous Substances Indemnity Agreement which will be signed pursuant  to paragraph

4.5 of this Agreement.

1.31 Interest Rate. "Interest Rate" means:

(i) commencing   with the Effective   Date and continuing until the Term Loan Conversion Date, a floating per annum rate of  interest equal to the greater of (a) the Prime Rate plus 50 basis points (0.5%) or (b) 4.00%;

(ii) commencing with the Term Loan Conversion Date, a fixed, per annum rate of interest equal the 7/20 LIBOR Swap Rate in effect as of the Term Loan Conversion Date plus 225 basis points (2.25%).

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Exhibit 10.3

1.32     7/20 LIBOR Swap Rate.   "7/20 LIBOR Swap Rate" shall mean that certain LIBOR Swap interest rate, effective as of the Term Loan Conversion Date, identified as the Swap rate for a 7-year term and a 20-year amortization   the in the then-effective Weeldy Swap Pricing Indications report issued to Lender by County Club Bank pursuant to that certain SWAP Agreement by and between the same.

1.33     Indebtedness.       "Indebtedness"   shall   mean   and   include    all liabilities,   obligations   or indebtedness   of   Borrower   to Lender   of every   kind and description, now existing or hereafter  incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Loan and whether or not contemplated by Lender or Borrower, together with future advances and all extensions and renewals, and including (without limiting the generality of the foregoing) all indebtedness of Borrower to Lender arising out of or related to the Loan, the Note, this Agreement   or any other of the Loan Documents.

1.34 Liability. "Liability" shall mean any claim on the assets of a

Person, excluding ownership equity.

1.35     Liquidity Account.   "Liquidity Account" shall have the meaning ascribed to such term in paragraph 5.6 of this Agreement.

1.36 Loan.   "Loan" shall mean that loan to be advanced pursuant to this

Agreement and evidenced by the Note.

1.37     Loan Documents.   "Loan  Documents" shall mean collectively this Agreement, the Note, the Mortgage, the Second Mortgage, the Existing Mortgages, the Financing Statements,   the Guaranty, the Account   Security Agreement,   the Account Financing Statement, the Assignment, the Collateral Assignments, the Subordination Agreements, the Assignment of Permits, the Existing Loan Agreement, the Consolidated Note and all other instruments and documents executed or issued or to be executed or issued pursuant to this Agreement or any of said documents or in connection with the Loan, and all amendments,   modifications,   extensions   and renewals   of any of the foregoing documents.

1.38 Loan-to-Value. divided by the Appraised Value.

"Loan-to-Value" shall mean the Indebtedness

1.39     Maturity Date.     "Maturity   Date" Means May 7, 2023, or any earlier date on which the entire unpaid principal amount of the Note shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise.

1.40     Mortgage.   "Mortgage" shall have the meaning ascribed to that term in paragraph 4.1 ofthis Agreement.

1.41     Mortgaged   Property.     "Mortgaged   Property"   shall   have   the meaning ascribed to such term in the Mortgage, and includes, without limitation, the Real Property described on Exhibit "A" attached to this Agreement and incorporated herein. The Mortgaged Property does not include the property or funds of Borrower's unaffiliated clients and/or customers.

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Exhibit 10.3

1.42     Note.     "Note"   shall   mean   the Promissory   Note executed   by Borrower and payable to the order of Lender to  evidence the Loan in the maximum principal amount not to exceed the lesser of (i) Eleven Million and Noll 00 Dollars ($11,000,000.00), and (ii) eighty percent (80%) ofthe Appraised Value ofthe Mortgaged Property.

1.43     PBGC.   "PBGC" shall mean the Pension Benefit Guaranty Cor poration as established pursuant to Section 4002 of ERISA or any successor thereto or substitute therefor under ERISA.

1.44     Person.       "Person" shall   mean   any   individual,   corporation, company, joint venture, association, partnership, trust, unincorporated organization, Governmental Authority or other entity.

1.45     Prime Rate.     "Prime Rate" shall mean the highest per annum rate of interest (expressed as a percentage) which is identified as the "Prime Rate" in the "Money Rates" section of The Wall Street Journal, adjusted as of the date of any change therein, whether or not such prime rate is actually charged by any bank or other financial institution and whether or not a lower or better rate of interest is charged by any bank or other institution.

1.46     Project Budget.   "Project Budget" shall mean Borrower's detailed budget for   financing   the design   and   construction   of Building   3, the Gymnasium Expansion and the New Parking Lot on the Real Property, and for all other costs related to or associated with the Construction Project, a copy of which Project Budget is attached to this Agreement as Exhibit "D" and incorporated herein.

1.47 Project Cost. "Project   Cost" shall mean the total cost of the

Construction Project.

1.48     Real   Property.     "Real   Property"   shall   mean   the certain   real property located in Oklahoma County, Oklahoma, which is more particularly described on Exhibit "A" attached to this Agreement and incorporated herein by reference.

1.49     Request for Funds.   "Request for Funds" shall mean the Request for Funds described in paragraph 9.3 of this Agreement.

1.50 Second Mortgage. ascribed thereto in paragraph 4.1.

"Second Mortgage" shall have the meaning

1.51     Subordination   Agreements.     "Subordination Agreements"   shall mean   the   Subordination   Agreements   described   in paragraphs   4.3   and   4.5 of this Agreement.

1.52     Substantial   Completion.       "Substantial   Completion" or   "Sub- stantially Complete" shall mean completion of the Construction Project to the point that it is legally ready for occupancy   and use, as evidenced   by all required governmental permits, licenses and final certificates  of occupancy and by certificates of substantial completion   signed   by   Borrower,   the   Architect,   the   Contractor,   the   Construction Consultant and any inspector that Lender may, in its discretion, retain at Borrower's expense.

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Exhibit 10.3

)1.53 Term Loan Conversion Date.   "Term Loan Conversion Date" shall be the date on which the Note evidencing the Loan converts to a so-called "term loan",

)which such date shall occur on the first (151

day of the first (151

month after the

Completion Date, but in no event later than the Completion Deadline.

1.54 UCC.   "UCC" shall mean the Uniform Commercial Code of the

State of Oklahoma.

2. LENDING AGREEMENT.

2.1       Construction   Loan.   Subject to the terms, prov1s1ons, covenants and agreements set forth in this Agreement, Lender agrees to make construction loan advances to Borrower until the end of the Construction Period, in an amount equal to the lesser of (i) eighty percent (80%) of the Appraised Value of the Mortgaged Property, and (ii) Eleven Million and No/100 Dollars ($11,000,000.00), which Loan shall be used by Borrower for the purpose of: (a) paying contractors, architects, engineers, mechanics, materialmen, laborers, service agencies and suppliers pursuant to the terms of contracts for construction of the Construction Project, for services in fact performed and materials purchased for and either incorporated into the Construction Project or suitably stored on the Real Property for later incorporation, (b) refinancing, amending and restating the Parking Lot Note which has a principal balance of $0.00 as of the Effective Date, and the credit existing thereunder shall now be evidenced by the Note, (c) reimbursing Lender for expenses incurred by Lender pursuant to this Agreement and (d) paying other costs which are incidental or related to the cost of completing or financing the Construction Project as set forth in the Project Budget, subject to Lender's prior approval; provided, however, notwithstanding any other language set forth in this Agreement or any of the other Loan Documents, Loan proceeds shall not be used to pay interest, Loan fees, late charges, after default interest and/or any other similar costs, as determined   by Lender.   Upon the Effective Date, the Parking Lot Note shall be voided, and Lender shall have no further obligations thereunder.

2.2       Term Loan.     Upon the Term Loan Conversion   Date, provided such date is timely and in no event later than the Completion   Deadline, and further provided no Default or Event of Default then exists and remains uncured, the outstanding principal   balance   of the Construction   Loan   shall be automatically   converted   to a seventy-eight (78) month term loan, with the monthly amount of principal and interest payments being calculated on the basis of a twenty (20) year (240 month) mortgage amortization schedule and payable as set forth in paragraph 3 below.

3.         BORROWER'S NOTE.   The Loan shall be evidenced by the Note, which Note shall be signed by Borrower and delivered to Lender concurrently with execution of this Agreement.   Principal and interest shall be payable on the Note as follow:

)(a) Commencing on the first (151

day of the first calendar month following

)the Effective Date, and continuing   on the first (1 51

day of each successive   month

thereafter through  and including the Term Loan Conversion Date, Borrower shall pay to Lender a monthly payment of interest only, accrued at the Interest Rate on the outstanding principal balance of the Note.

)(b) Commencing on the first (151

day of the first calendar month following

)the Term Loan Conversion Date, and continuing on the first (1 51 day of each successive

month thereafter through and until the Maturity  Date, Borrower shall pay to Lender the amount determined   by Lender to be the monthly payment of principal and interest

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Exhibit 10.3

necessary  to amortize the principal balance  of the Note, together with interest on such principal balance at the Interest Rate (determined on the Term Loan Conversion Date), over the Amortization Period (i.e., 240 months).

The Loan shall be subject to a prepayment premium as more particularly described in the Note.

4.         COLLATERAL   SECURITY.     The performance   of all covenants   and agreements contained in this Agreement and in the other documents executed or delivered as a part of this transaction, and the payment of the Note shall be secured as follows:

4.1        Security   Documents   Covering   Mortgaged   Property.     Borrower shall (a) grant to Lender a priority Construction Mortgage (With Power of Sale), Security Agreement and Financing Statement (the "Mortgage") in the form prescribed by Lender, subject to no other liens except for the Existing Mortgages, covering Tract 1 and Tract 2 and a first security interest in all personal property relating to such property which shall identify the Note as the indebtedness evidenced thereby and be  in form acceptable to Lender;   (b) grant to Lender a priority Second Mortgage (With Power of Sale), Security Agreement and Financing Statement (the "Second Mortgage"), in the form prescribed by Lender, subject to no other liens except for the Existing Mortgages, covering Tract 3 and a first security interest in  all personal property relating to such property which shall identify the Note as the indebtedness evidenced thereby and be in form acceptable to Lender; and (c) assign to Lender all leases of the Mortgaged Property and all of the rents, issues and profits of the Mortgaged Property, which assignment shall be evidenced by an Assignment of Leases, Rents and Profits (the "Assignment"), in the form prescribed by Lender, which shall identify the Note as the indebtedness evidenced thereby.

4.2        Security Agreements Covering Borrower's Accounts With Lender. Borrower shall grant to Lender a first security interest in the Construction Account. Such security interests shall be evidenced by a Security Agreement (the "Account Security Agreement") in the form prescribed by Lender.

4.3     Assignment and Subordination of Architectural Agreement and Construction Contract.   Borrower shall sign, and shall cause the Architect to sign, and deliver to Lender a Collateral   Assignment   of Architectural   Agreement   in the form prescribed by Lender and Borrower shall sign, and cause the Contractor to sign, and deliver   to Lender   a Collateral   Assignment   of   Construction    Contract   in the form prescribed by Lender (collectively, the "Collateral Assignments").   Borrower shall also provide to Lender (i) a Subordination Agreement in the form prescribed by Lender, which shall be properly signed and acknowledged by the Architect for the Construction Project, and (ii)  a Subordination   Agreement in the form prescribed by Lender, which shall be properly signed and acknowledged by the Contractor (collectively, the "Subordination Agreements").   If the Collateral Assignments and the Subordination Agreements are not available prior to or at the time of execution of this Agreement, Lender and Borrower agree that the Collateral Assignments and Subordination Agreements must be provided to Lender prior to any funding of the Loan.

4.4 [Reserved].

4.5       Additional Documents.   Borrower shall sign and deliver to Lender a Hazardous   Substances   Indemnity   Agreement   in the form   prescribed   by Lender. Borrower shall also sign and deliver   (i) an Assignment   of Permits,   Licenses   and Approvals, (ii) an Assignment of Service Agreements and Maintenance Contracts, (iii) a Security Agreement covering the  Borrower's Construction Account with Lender, (iv) a

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Exhibit 10.3

closing certificate,   and (v) such other documents   as may be required   by Lender to evidence and secure the Loan, all of which will be in the forms prescribed by Lender.   In addition,   Borrower   shall   cause   its manager   of the   Mortgaged   Property   to sign a Subordination   Agreement   in form prescribed   by Lender.     Any   and   all collateral documents executed by Borrower in favor of Lender as security for any indebtedness of Borrower to Lender shall also expressly secure Borrower's obligations hereunder and under the Note and all documents which evidence and secure payment of any of the Note.

5.         CONDITIONS   OF   LENDING.       Lender's   obligations under   this Agreement, including the obligation to make any advances under the Note, are subject to the performance and satisfaction of the conditions precedent listed below:

5.1       No Events of Default.     There shall not have occurred and be continuing any Event of Default,  and the representations and warranties set forth in the Loan Documents shall be true and accurate in all material respects.

5.2       Loan Documents   and HSIA.     This   Agreement,   and all Loan Documents required by Lender and the HSIA shall be duly authorized, executed and delivered to Lender.

5.3       Existence and Authority of Borrower.   Borrower shall provide to Lender the following documents relating to Borrower:   (i) Certificates of Good Standing from the Secretary of State of Delaware and the Secretary of State of Oklahoma, (ii) a Delaware Secretary of State certified copy of the transcript of the Certificate of Limited Liability Company, together with all amendments thereto, (iii) an Oklahoma Secretary of State certified copy of the qualification to transact business in Oklahoma, (iv) a certified copy of the Operating Agreement of Borrower and all amendments thereto, and (v) a Certificate of Limited Liability Company Authority, in a manner and with text acceptable to Lender, evidencing  the authority of the Chief Financial Officer of Borrower to sign this Agreement and all other Loan Documents and to perform its obligations hereunder and thereunder.

5.4       Existence and Authority of Guarantor.   Borrower shall provide to Lender the following documents relating to Guarantor:   (i) Certificates of Good Standing from the Secretary of State of Delaware and the Secretary of State of Oklahoma, (ii) a Delaware   Secretary   of State   certified   copy of the transcript   of the Certificate   of Incorporation, together with all amendments thereto, (iii) an Oklahoma Secretary of State certified copy of the qualification to transact business in Oklahoma, (iv) a certified  copy ofthe Certificate oflncorporation and the By-laws and all amendments thereto, and (v) an officer's   certificate and resolution certified and issued by the proper authority of the Guarantor, or the like, in a manner and  with text acceptable to Lender, evidencing the authority of the Chief Financial Officer of the Guarantor to sign the Guaranty and to perform its obligations thereunder.

5.5       Recording of Security Documents.     The Mortgage, the Second Mortgage, and the Assignment shall be recorded in the real property records of the County Clerk of Oklahoma County, Oklahoma.   The Financing Statement shall be filed in the "central" UCC records of the Secretary of State of Delaware.   Borrower shall provide to Lender UCC search report on Borrower and/or such other evidence as Lender may require to evidence the senior priority of Lender's security interest perfected by the Financing Statements.

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Exhibit 10.3

5.6       Establishment of Construction Account and the Liquidity Account. Borrower shall establish a deposit account ("Construction Account") with Lender on or before the Effective Date, into which the proceeds of the Loan (but no other funds) shall be deposited as such  proceeds are advanced and from which Borrower shall make only payments permitted under the terms of this Agreement.   Borrower shall maintain the existing liquidity account (the "Liquidity Account") with Lender in which Borrower is required to and shall continue to maintain, through the Maturity Date, a deposit balance of not less than Two Million and No/100 Dollars ($2,000,000.00).

5.7       Title   Evidence.       Borrower   shall   provide   to   Lender   (i)   a Commitment  for Title Insurance for the issuance of a lender or mortgagee policy covering the Mortgaged Property, (a) issued in an amount equal to the maximum principal amount ofthe Loan, (b) naming Lender as the proposed insured and containing only exceptions as are expressly approved in writing by Lender (and all requirements for such commitment shall have been satisfied and the premium therefor shall have been paid by Borrower), together with copies of all documents listed in Schedule (or Part) I and all documents listed in Schedule (or Part) II of the Commitment for Title Insurance, (ii) a proforma loan policy of title insurance complying with the foregoing requirements of Lender, together with proforma endorsements required by Lender, (iii) a Closing Protection Letter from the title insurance company which is to provide a loan policy of title insurance covering Lender's Mortgage, (iv) an ALTA Loan Policy of Title Insurance 2006, in form and substance acceptable to Lender, issued by a title insurance company acceptable to Lender, evidencing that Borrower has good and marketable fee  simple title to the Mortgaged Property and that the Mortgage will constitute a valid first Mortgage on the Mortgaged Property, subject only to those matters described in Exhibit "B" attached to the Mortgage. The loan policy of title insurance shall not include an exception based upon mechanics' and materialmen's liens, or any exceptions based on discrepancies, conflicts in boundary lines, shortage in area, encroachments   or other facts which would be disclosed by a proper survey.   The   loan policy of title   insurance   must   be accompanied   by such endorsements thereto as may be required by Lender or its counsel, including, but not limited to, an access and entry endorsement, a comprehensive endorsement, a contiguity endorsement, an endorsement deleting the arbitration provision, an environmental lien endorsement, a subdivision endorsement, a survey endorsement, a variable  rate endorse ment, and a zoning endorsement. The premiums for the loan policy of title insurance and all endorsements shall be paid by Borrower prior to or at the time of the initial advance under the Note.

5.8       Survey.   Borrower shall deliver to Lender a current ALTA/ACSM Land Title Survey (2011) of the Real Property, prepared by a surveyor approved by Lender, which survey shall delineate all property lines, shall locate all improvements on the Real  Property, shall show easements benefitting and/or affecting the Real Property and identify them by book and page of recording, shall show adjoining streets and access ways, and shall show all  other physical matters affecting the title and use of the Real Property.   The form of surveyor's certificate shall be acceptable to Lender and shall enable the issuer of the required loan policy of title insurance to delete all survey exceptions.

5.9       Flood Hazard Certification.   Borrower shall provide to Lender a flood hazard certificate in form, scope and substance acceptable to Lender and evidencing that the Mortgaged Property does not lie in a flood hazard area.

5.10     Appraisal.       Borrower   shall   pay   for   a   new,   independent, "as-complete" appraisal   of   the   Mortgaged   Property   (or   any   updates   thereto,   the

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Exhibit 10.3

"Appraisal"), which   shall   (i) be prepared   by an appraiser selected   and approved   by Lender's appraisal committee, (ii) comply   with the standards set forth   by Lender's appraisal committee, (iii) reflect all existing improvements and all future improvements pursuant   to the improvements which shall   exist   upon Substantial Completion of the Construction Project. At no time shall the Loan-to-Value exceed eighty percent (80%). Updates to the Appraisal may be required by Lender due to changes in regulatory policies and/or changes in the Mortgaged Property.   If the Appraisal is not available prior to the execution of this   Agreement and   in the   event   the   Appraisal does   not support   the Loan-to-Value condition identified in this paragraph, Lender and Borrower agree that the amount of the Loan will be adjusted in order to comply with such condition.

5.11     Insurance. Prior to commencement of the Construction Project, Borrower shall obtain, and furnish to Lender satisfactory evidence of insurance on the Mortgaged Property and evidence of payment of all premiums for such insurance, which insurance shall at all times comply with all ofthe requirements set forth in the Mortgage. Specifically, Borrower shall   maintain   Borrower's builder's risk insurance for the full completed   project   insurable   value   of   the   Construction   Project   ("Builder's   Risk Insurance"), which   Builder's Risk Insurance (i) shall meet the same   requirements as Special Perils Insurance (herein defined), with whatever limits and coverage extensions Lender requires, (ii) shall be written on a "Completed Value" Form (100% non-reporting) or its equivalent and shall include an endorsement granting permission to occupy and (iii) shall cover   loss of materials, equipment, machinery, and supplies whether   on-site,   in transit, or stored off-site, or of any temporary structure, hoist, sidewalk, retaining wall or underground property,   all soft costs,   plans, specifications, blueprints and models, and demolition and increased costs of construction, including costs arising from changes in laws at the time of restoration, and coverage for operation of building at the time of restoration, all subject to a sublimit   satisfactory to Lender.     Upon   completion of the Construction Project, Borrower shall furnish to Lender satisfactory evidence of insurance on the Mortgaged Property and evidence of payment of all premiums for such insurance, which insurance shall at all times comply with all of the requirements set forth in the Mortgage.   Borrower covenants and agrees   to deposit   with   Lender   and to maintain throughout the term   of the Note original   policies   of insurance, issued   by insurance companies satisfactory to Lender, in such amounts and against such risks as required by Lender, including but not limited to the following:   (a) Borrower shall maintain a policy against all risks of loss to the Mortgaged Property customarily covered by "All Risk" or "Special Perils Form" policies as available in Oklahoma County, Oklahoma (collectively, "Special Perils Insurance'), in amounts and with insurers acceptable to Lender, in its sole discretion, but not less than the greater of the Secured   Indebtedness (as defined in the Mortgage) or one hundred percent (100%) of the full replacement value of the Mortgaged Property,   all improvements thereon,   and all improvements, betterments and contents thereof, including, but not limited to, all fixtures, furnishings and equipment located in or about such   improvements, which Special   Perils Insurance (i) shall cover at least the following perils:   building collapse, fire, flood, hurricane, impact of vehicles and aircraft, lightning, malicious mischief, mudslide, subsidence, terrorism, vandalism, water damage, windstorm, hail and such other insurable perils as, under good insurance practices, other commercial property owners from time to time insure against for property and building(s) similar to the Mortgaged Property in height, location, nature, type of construction, and use, as evidenced by written   advice   from Lender's insurance advisor; and (ii) shall contain an agreed amount endorsement or a coinsurance waiver and a replacement cost value endorsement without   deduction for depreciation; (b) equipment and machinery (generally   referred   to as boiler and machinery) insurance covering all mechanical and electrical   equipment against   physical   damage,  rent loss, extra expense and expediting expense   covering the Mortgaged Property   and any insured   leasehold   property,   which

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Exhibit 10.3

equipment and machinery insurance shall be maintained on a replacement cost value basis;  (c) if required by Lender, Borrower shall maintain a policy of business or  rent interruption insurance on an "actual sustained basis" ("Business Interruption Insurance"), providing coverage against any loss of income by reason of any hazard referred to in this paragraph; in an amount sufficient to avoid any coinsurance penalty, but in any event for not less than at least twelve (12) months of (i) Borrower's actual gross receipts from all sources of income from business operations occurring on the Real Property and (ii) all amounts which Borrower is required to  pay to Lender or third parties pursuant to this Agreement, the Note, the Mortgage or any of the other Loan Documents; (d) Borrower shall maintain the following insurance for personal injury, bodily injury, death, accident and property damage: (i) public liability insurance, including commercial general liability insurance, (ii) owned (if any), hired, and non-owned automobile liability insurance, and (iii) umbrella liability insurance as necessary (collectively, "Liability Insurance"), which Liability Insurance shall provide coverage of at least $1,000,000.00 per occurrence and

$2,000,000.00 in annual aggregate, per location, and if any Liability Insurance also covers other locations, with a shared aggregate limit, the minimum Liability Insurance shall be increased to $5,000,000.00; and in any event, the Liability Insurance shall include coverage   for   liability   arising   from   premises   and   operations,   elevators,   escalators, independent contractors, contractual liability (including liability assumed under contracts and leases), and products and completed   operations; (e) Borrower shall at all times maintain a policy of workers'   compensation   and employers   liability as required by applicable state law, together with satisfactory evidence of compliance with applicable state law requirements   for workers' compensation coverage; (f) Borrower shall at all times maintain a policy of flood and mudslide insurance in an amount equal to the lesser of the outstanding principal balance of the indebtedness secured hereby or the maximum amount of coverage made available with respect to the Mortgaged Property under the National Flood Insurance  Program (or evidence satisfactory to Lender that the Mortgaged Property is not located in an area designated by the Secretary of Housing and Urban Development or any other governmental   department agency, bureau, board or instru mentality as an area having special flood or mudslide hazards and that flood insurance is not required for this loan under the terms of any law, regulation or rule governing Lender's activities); and (g) when and to the extent required by the Lender, Borrower shall maintain a policy or policies of insurance against any other risk or risks insured against by persons operating like properties in the locality of the  Mortgaged Property. All insurance policies shall be issued by an insurance company having a rating of"A" VII or better by A.M. Best Co., in Best's Rating Guide. Whenever any required insurance specifies any dollar amount, Lender may increase it periodically   to reflect Lender's reasonable estimate of inflation.   All deductibles, coinsurance provisions, exceptions to coverage and policy forms must be acceptable to Lender in its sole subjective discretion. Each policy shall   be a so-called "occurrence" policy of insurance.

No insurance hereunder shall be a part of a "blanket" policy maintained by Borrower or any third party unless the policy expressly provides that the amount of insurance required under the Mortgage will in no way be prejudiced by other losses covered by such policy.   Each policy of insurance required under this paragraph 5.12 shall provide that (i) the interest of Lender shall be insured regardless of any act or negligence by Borrower or any breach or violation by Borrower of any warranties, declarations or conditions of such policy, and (ii) the insurer under each policy of insurance required hereunder shall agree that any cancellation of its insurance policy or any endorsement of its insurance policy to effect a change in coverage for any reason shall not be effective until thirty (30) days after receipt by Lender of notice of such cancellation   or such endorsement   to effect a change in coverage.   The Borrower further covenants and agrees that, regardless of the types or amounts of insurance required and approved by the Lender, Borrower will cause the Lender to be named as an additional insured in each policy of builder's risk insurance and

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Exhibit 10.3

all policies of Liability Insurance, which shall  be evidenced by endorsements acceptable to Lender; and the Borrower will assign and deliver to the Lender all policies of insurance which insure against any loss or damage to the Mortgaged Property, as collateral and further security for the Secured Indebtedness, which policies shall contain a mortgage clause in favor of Lender, naming Lender as "Mortgagee and Loss Payee" on a standard noncontributory mortgagee endorsement (or its equivalent) naming Lender or its designee as the party to receive insurance proceeds, and shall otherwise be in form, scope and substance acceptable to Lender.   In addition, Borrower shall furnish to Lender duplicate copies of each policy of insurance at execution hereof, and copies of each renewal policy, together with receipts or other evidence that premiums have been paid.   In the event of a casualty to the Mortgaged Property, all hazard insurance proceeds shall be paid to the Lender.   Proceeds of insurance  paid to the Lender shall, at the option of the Lender, be applied to payment of the Secured Indebtedness or made available to Borrower to pay for repair, restoration   and   rebuilding   of the   Mortgaged   Property,   as described   in the Mortgage.

5.12     Zoning and Use.   Borrower shall furnish to Lender satisfactory written evidence that the Real Property is presently zoned for its intended use and that the Real Property is in full compliance with all municipal ordinances, codes, rules or regula tions.   The Borrower's confirmation of zoning shall include, without limitation, a title insurance Zoning Endorsement (ALTA 3.1-06) in form, scope and substance acceptable to Lender.

5.13     Permits.   Borrower shall obtain and provide to Lender copies of all permits required for the Construction  Project or any part thereof, including, without limitation, building permits issued by the City of Oklahoma City or Oklahoma County. Specifically,   Borrower   shall provide to Lender and its Construction   Consultant,   all required City of Oklahoma City Building Permits for the Construction   Project, all in form, scope and substance acceptable to Lender and its Construction Consultant.    If any permit(s) is not available prior to or at the time of execution of this Agreement, Lender and Borrower agree that such permit(s) must be provided to Lender prior to any funding of the Loan.

5.14     Plans and Specifications.   Borrower shall submit for approval by Lender copies of the final plans and specifications for  the Construction Project which have been approved   in writing by Borrower, the Architect,   the Contractor, and all applicable governmental authorities.   Following approval by Lender, such plans and specifications shall not be substantially changed, without the prior written consent of Lender.   Regardless of its review and approval of the plans and specifications, Lender shall have no responsibility, obligation or liability to Borrower or any other individual or entity based on, arising from or relating to any such review or approval, and Borrower shall at all times have exclusive control over its work on the Construction Project and sole responsibility for compliance with all governmental, quasi-governmental and private laws, rules, regulations, ordinances, codes, covenants, restrictions, easements and other matters which control, burden or apply to or otherwise affect the Mortgaged Property and/or the Construction Project.

5.15     Financial Information.   Borrower shall submit to Lender in writing a satisfactory Project Budget which  shall show all sources and uses of funds, and shall detail by line item all costs of acquisition of the Real Property and all costs of designing, constructing,   franchising,   and completing   the Construction   Project, and all costs of finishing, furnishing,   equipping   and opening the completed   Construction   Project for

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Exhibit 10.3

business.	The Project Budget shall contain, without limitation, an interest reserve, a contingency reserve and a working capital reserve.

5.16     Environmental Site Assessments; Hazardous Substances Indemnity Agreement.     Borrower shall provide to Lender an environmental   assessment   report covering   the   Real   Property,   which   report shall   be prepared   by an   environmental engineering   firm acceptable   to Lender and shall be in form, scope and substance acceptable   to Lender.     In addition,   Borrower   shall sign and deliver   to Lender a Hazardous Substances Indemnity Agreement on a form provided by and acceptable to Lender.

5.17     Geotechnical   Report.     Borrower   shall   submit   for review and approval by Lender a geotechnical report (soils test) covering the Real Property, which geotechnical report shall be in form, scope and substance acceptable to Lender.

5.18     Loan Fees.   Borrower shall pay to Lender a loan commitment fee equal to one-half percent (0.50%) of the proposed amount of the Loan (ie. $55,000.00) payable at the closing of the Loan, which fee shall be deemed fully earned by Lender and nonrefundable at the time Lender signs this Agreement.

5.19     Architectural   Agreement   and Construction   Contract.     Borrower shall deliver to Lender for its review and approval the architectural agreement between Borrower, as owner, and the Architect for the Construction Project, which architectural agreement (i) must be in form, scope and substance acceptable to Lender, and (ii) must be subordinated to the Loan and the Loan Documents as described in paragraph 4.3 of this Agreement.   Borrower shall deliver to Lender for its review and approval the fixed price Construction Contract between Borrower, as owner, and the Contractor for the Construc tion Project, which Construction   Contract (i) must be in form, scope and substance acceptable to Lender, must be collaterally assigned  to Lender as described in paragraph

4.3 of this Agreement, and (iii) must be subordinated to the Loan and Loan Documents as described in paragraph 4.3 ofthis Agreement.

5.20     Opinion of Borrower's Counsel.   Borrower shall provide Lender with a legal opinion from its counsel as to:   (i) the due organization, powers and good standing of Borrower and Guarantor;   (ii) to the best knowledge of Counsel after inquiry, the absence of any suits, proceedings or investigations pending, threatened against or affecting Borrower and Guarantor, any of which if adversely determined, would have a materially adverse effect on the financial condition, the business or the properties of Borrower and Guarantor; (iii) that Borrower and Guarantor have fully complied with all local, state, and federal requirements relative to the location and operation of the project as an office building; (iv) that the documents executed and provided by the Borrower and Guarantor pursuant to this Agreement are fully authorized under all documents which evidence  the creation, existence and good standing of the Borrower and Guarantor; (v) that all Loan Documents,   other than the Guaranty, have been duly executed by the Borrower, are the legal, valid and binding obligations of Borrower and are enforceable according to their respective terms; and (vi) that the Guaranty has been duly executed by the Guarantor, is a legal, valid and binding obligation of Guarantor and is enforceable according to its respective terms.

5.21     Construction Schedule; Subcontractors and Suppliers.   Borrower shall deliver to Lender (i) a complete, written construction schedule for the Construction Project, (ii) a list of all subcontractors   and material suppliers,   together   with their respective addresses and main contracts, (iii) a copy of every subcontract and material

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Exhibit 10.3

purchase order of $10,000.00 or more, and (iv) copies of all of the  Performance Bonds and Payment Bonds listed on Exhibit "E" attached to this Agreement and incorporated herein by reference.

6. REPRESENTATIONS AND WARRANTIES. In addition to all other representations and warranties of Borrower to Lender, Borrower represents and warrants that:

6.1       Existence   and Authority   of Borrower.     Borrower   is and will continue to be a limited liability company duly formed and validly existing under the laws of the State of Delaware, and is  duly qualified to transact   business in the State of Oklahoma; Borrower has full power, authority and legal right to own, manage and hold title to the Mortgaged Property and to occupy Building 3 and the gymnasium as renovated by the Gymnasium Explansion, and Borrower has full and legal right, power and author ity to enter into and carry out the provisions of this Agreement and all documents signed by Borrower pursuant to this Agreement, to borrow money, to give security for borrowing as required  by this Agreement, and to consummate the transaction contemplated by this Agreement.

6.2       Conflicting Agreements and Restrictions.   Borrower is not a party to any contracts or agreements or subject to any other restrictions   which materially adversely affect its business, property, assets or financial condition.   To the best of Borrower's knowledge, neither the execution and delivery of the Loan Documents nor fulfillment and compliance with the terms and provisions thereof, (i) will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which Borrower is subject or by which the Mortgaged Property is bound or affected, (ii) will result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any property now or hereafter included in the Mortgaged Property pursuant to the provisions of any mortgage,  indenture, security agreement, contract, undertaking or other agreement other than the liens and security interests in favor of Lender created by the Loan Documents, or (iii) will require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any court or administrative or governmental   department,   commission,   board,   bureau,   authority,   agency   or   body (domestic or foreign), or, to the extent that any such consent or other action may be required, it has been validly procured or duly taken.

6.3       Actions and Proceedings.   Borrower has not received notice of any action or proceeding against or investigation of Borrower, pending or threatened, which questions the validity of the Loan Documents, or which is likely to result in any material adverse change in the business or operations of Borrower or which in any way materially impairs or adversely affects the ability of Borrower to perform its obligations thereunder.

6.4       Financial   Condition.     Borrower   is an   indirect,   wholly-owned subsidiary   of   Guarantor.   The   financial   statements   of Guarantor   which   have   been furnished to Lender, are correct and complete in all material respects and fairly reflect the financial condition of both the Borrower and the Guarantor as of the date thereof.   Said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved therein, and to the best of Borrower's knowledge, there has occurred no material adverse change in the financial condition of the Borrower or the Guarantor from the effective dates of said financial statements to the date hereof.   Neither   Borrower or Guarantor   have any contingent obligations, unusual or long-term commitments, unrealized or anticipated losses from any

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Exhibit 10.3

unfavorable commitment or liabilities for taxes not reflected in such financial statements which are individually or in the aggregate substantial in relation to the financial condition of Borrower or Guarantor, respectively.

6.5       Full Disclosure.   Neither the Loan Documents nor any statement or documents   referred to therein,   contemplated   thereby   or delivered   to Lender   by Borrower or any other party on its behalf contains or will contain any materially untrue statement, or omits or will omit to state a material fact necessary to make the statements therein not misleading.

6.6     No Violation of Applicable Law. To the best of its knowledge, information and belief, Borrower has not violated and is not violating any applicable statute, regulation or ordinance of the United States of America or any foreign country, or of any state, municipality or any other jurisdiction, or of any agency thereof in any respect materially adversely affecting   its business,   property, assets, operations   or condition, financial or otherwise.   To the best of its knowledge, information and belief, Borrower is in compliance with all statutes, rules, and regulations relating to environmental standards and controls in all jurisdictions where it is presently doing business.

6.7       Permits.   To the best of its knowledge, Borrower has, or will be able to obtain, as needed, all governmental and private permits, certificates, consents and franchises which in any respect (i) are required for the Construction   Project and the occupancy of Building 3 and the gymnasium as improved  by the Gymnasium Expansion, (ii) are material to its business, property, assets, operations or condition, financial or otherwise, (iii) are necessary for it to carry on its business as now being conducted or as contemplated to be conducted, or (iv) are necessary for it to own, lease and operate the Mortgaged Property.   All such governmental and private permits, certificates, consents and franchises are valid and subsisting, and to the best of its knowledge, information  and belief, Borrower is not in violation thereof.

6.8       Place of Business and Certain Records.   Borrower (i) presently keeps all of its records concerning its accounts and contract rights in its office at 7501

West Memorial Road, Oklahoma City, Oklahoma,  73142; (ii) intends to continue to keep the location of said records in its office in said city, county and state; and (iii) shall continue to keep said records in its office within said city, county and state or give Lender ten (10) days' prior written notice of any relocation of its principal office to a location outside of Oklahoma City, Oklahoma, or concurrent written notice of any relocation of its principal office within Oklahoma City, Oklahoma.

6.9       No Defaults.   To the best of its knowledge, information and belief, Borrower is not in default of or in breach in any respect under any material contract, agreement or instrument to which such Borrower is a party or by which it or any of its properties may be bound.

6.10     Ownership of Mortgaged Property; Liens.   Borrower has good and marketable title to the Mortgaged Property, free and clear of all liens and encumbrances except as listed on Exhibit "B" attached to the Mortgage.

6.11     ERISA.   To the best of its knowledge, information and belief, Borrower has not incurred any "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA with respect to any employee pension or other benefit plan or trust maintained   by or related to Borrower.   Borrower has not incurred any material liability to PBGC or otherwise under ERISA in connection with any such plan.   No

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Exhibit 10.3

reportable event described in Sections 4042(a) or 4043(b) of ERISA with respect to any such plan has occurred.

6.12     Taxes.   Borrower has filed all federal, state, local, county and foreign tax returns required by law to be filed, and have paid all taxes, assessments and similar charges shown to be due and payable on said returns.   At the Effective Date, no extensions of time are in effect to assessments of deficiencies for Federal income taxes of Borrower.

6.13     Compliance with Federal Reserve Board Regulations.   No part of the proceeds of the .Loan will be used, and no part of any loan repaid or to be repaid with the proceeds of the Loan was or will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or margin stock within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System, or in any manner or under any circumstances which would cause a violation by any person or entity of Regulations G, T, U or X of said Board.   The assets of Borrower do not include any margin securities or margin stock and Borrower does not have any present intention of acquiring any such security or stock.

6.14   Investment Company Act; Public Utility Holding Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and Borrower is not a "holding company," a "subsidiary company" thereof or an "affiliate" of a "holding company" or of such a "subsidiary company," each within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.15     Availability of Utility Services.   All utility services necessary for the Mortgaged Property and for the use  of  the Real Property for the above-described Building 3 and the gymnasium as improved by the Gymnasium Expansion, are connected to the Mortgaged Property. Such utility services include, without limitation, water supply, sanitary and storm sewers, and electric, gas, and telephone.

6.16     Survival of Representations.   All representations and warranties made herein or in any other Loan Documents will survive the delivery of the Note and the making of the Loan, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon.   All statements contained in any certif icate or other instrument delivered by or on behalf of Borrower under or pursuant to this Agreement   or any other   Loan Documents   or in connection   with   the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

7.         BORROWER'S AFFIRMATIVE COVENANTS.   Until the payment in full of the Loan and unless Lender shall otherwise consent in writing, Borrower agrees to perform or cause to be performed the following:

7.1       Financial   Statements.     Borrower   will   maintain   adequate   and accurate books and records of account,   independent   of those of the Guarantor,   in accordance with sound accounting principles.   Lender shall have the right to examine and copy such books  and records, including all books and records relating to all or any part of the Mortgaged Property, to discuss the affairs, finances and accounts of Borrower and to be informed as to the same from time to time as Lender might reasonably request. Upon   Lender's request,   Borrower   shall   furnish   to   Lender   the   year-end   financial statements for the immediately prior calendar year (including an income statement and a

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Exhibit 10.3

balance sheet) together with the prior year tax returns and other financial information of the Borrower as Lender may request.   No later than forty-five (45) days after each calendar   quarter,   Borrower   will   furnish   to   Lender   copies   of   the   most-recent, publically-filed   financial   statements   of   Guarantor,   including   the   10-K and   1 0-Q statements and such other statements as Lender may request from time-to-time.

7.2       Taxes.     Borrower   will   pay   prior   to   delinquency    all   taxes, assessments, governmental charges or levies, and all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might become a lien against its property, except to the extent  Borrower is challenging any of the foregoing in good faith and with due diligence, and has posted all required bonds or has paid the contested items "under protest," so that there shall not occur a foreclosure of any such liens.

7.3       Maintenance.     Borrower will maintain   its existence,   remain in good standing in each jurisdiction in which it is required to be qualified or licensed, maintain all franchises, permits, intellectual properties and licenses necessary or useful in the operation of its business heretofore operated and as to  be operated as contemplated hereby, maintain or cause to be maintained its properties in good and workable condition, repair, and appearance, and protect the same from deterioration, other than normal  wear and tear, at all times.

7.4       Compliance with Laws.   Borrower will comply with all statutes, laws, rules or regulations to which Borrower is subject or by which the Mortgaged Property is bound or affected, including  without limitation, (i) ERISA, (ii) all Environmental Laws (as defined in the Mortgage), (iii) those pertaining to occupational health and safety standards, (iv) those pertaining to equal employment and credit practices and civil rights, and (v) those pertaining to its business or operations.

7.5       Further Assurances.   Borrower will, from time to time, promptly cure any defects or omissions in the execution and delivery of, or the compliance with the Loan Documents,   or the conditions   described   in paragraph 5 hereof, including the execution and delivery of additional documents reasonably requested by Lender.

7.6       Performance   of   Obligations.       Borrower   will   pay   the   Note according to the reading, tenor and effect thereof and will do and perform every act and discharge all of the obligations provided to be performed and discharged under the Loan Documents at the time or times and in the manner therein specified.

7.7       Payment   of Taxes.     All taxes, assessments   and governmental charges or levies imposed on Borrower or on Borrower's assets, income or profits, will be paid on or prior to the delinquency date thereof.

7.8       Lender's   Access.   Borrower will, during normal business hours and as often as Lender may reasonably request, permit any of Lender's officers, and any authorized representatives of Lender, to visit and inspect any part of the Mortgaged Property.

7.9       Litigation.   Borrower will promptly furnish Lender with written notice of any litigation of which Borrower receives actual notice involving Borrower as a defendant where the amount sued for or the value of property involved is in excess of One Hundred Thousand and Noll 00 Dollars ($100,000.00), or which, if the outcome were adverse to Borrower, could reasonably be expected to materially adversely affect the financial condition, business or operations of Borrower.

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Exhibit 10.3

7.10     Notification   of   Liens.     Borrower   will   notify   Lender   of   the existence or asserted existence of any mortgage, pledge, lien, charge or encumbrance on any part of the Mortgaged Property, forthwith upon Borrower's receiving actual notice thereof, excluding only: (i) encumbrances   in favor of Lender; (ii) deposits to secure payment of worker's compensation,   unemployment insurance and similar benefits; and (iii) statutory liens arising in the ordinary course of Borrower's business which secure current obligations of Borrower which are not in default.

7.1 1       Events with Respect to ERISA.   As soon as possible and in any event within thirty (30) days after Borrower knows or has reason to know that any reportable event described in Sections 4042(a) or 4043(b) of ERISA with respect to any employee pension or other benefit plan or trust maintained by or related to Borrower has occurred, or that PBGC has instituted or will institute proceedings under ERISA to terminate any such plan, Borrower will deliver to Lender (i) a certificate of a manager of Borrower setting forth details as to such event and the action which Borrower proposes to take with respect thereto, and (ii) a copy of any notice delivered by PBGC evidencing its intent to institute such proceedings.   For all purposes of this covenant, Borrower shall be deemed to have all knowledge   or knowledge   of all facts attributable   to the plan administrator of such plan under ERISA.   Borrower will furnish to Lender (or cause such plan administrator   to furnish to Lender) the annual report for each plan covered by ERISA maintained by or related to Borrower as filed with the Secretary of Labor not later than ten (10) days after the receipt of a request from Lender in writing for such report.

7.12     Other Notifications.   Borrower   will notify Lender as soon as practicable, but in any event within ten (10) days after Borrower knows that any of the following has occurred: (i) an Event of Default,  (ii) any material adverse change in the nature of or any material part of the property comprising the Mortgaged Property, and (iii) any material change in the accounting practices and procedures of Borrower, including a change in Borrower's fiscal year.   Borrower will notify Lender as soon as practicable, but in any event within the time limitations prescribed for Form 8-K filings pursuant to the Securities Exchange Act, of any other event, occurrence or circumstance which indicates the reasonable likelihood of the occurrence of a material adverse change in the financial condition, business or operations of Borrower.

7.13     Post-Foundation and Post-Completion Surveys.   Immediately after completion of the foundations of the Construction   Project, Borrower shall furnish to Lender, in form and substance acceptable to Lender, one or more surveys of the Real Property, conforming   to Lender's   survey criteria,   showing   the location of all such foundations on the Real Property in addition to those items which are required to be shown by the Lender's survey criteria, and showing no encroachment by such foundations over easements or property lines on the Property.   Immediately after completion of the Construction Project, Borrower shall furnish to Lender, in form and substance acceptable to Lender, an update of the survey required in paragraph 5.8 of this Agreement, showing the location of all improvements on the Real Property in addition to those items which are required to be shown in the initial survey described in paragraph 5.8 and showing no encroachments of easements  or property lines on the Real Property.

7.14 Use of Funds in Construction Account. Funds in the Construction

Account shall be used solely for the purposes set forth in this Agreement.

7.1 5[Reserved].

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Exhibit 10.3

7.16   Completion Date.   Borrower shall prosecute construction and development of the Construction Project with diligence and continuity until completion thereof (which completion shall mean that the Completion Date obligations have been satisfied) and cause the Construction Project improvements to achieve completion no later than the Completion Deadline.   Borrower shall notify Lender of any cessation, stoppage or delay in the construction of the Construction Project.   Except for delays or cessations covered by factors that are beyond the control of Borrower, Borrower shall not permit cessation of the work of construction for a period in excess of fifteen (15) consecutive normal working days at any one time, or in excess of forty five (45) normal working days in the aggregate, without the prior written consent of Lender.

7.17     Liquidity Account.   Throughout the term of the Loan, Borrower shall maintain the Liquidity Account in accordance with the requirements of paragraph

5.6 herein.

8.         BORROWER'S NEGATIVE COVENANTS.   Until payment in full of the Loan and unless Lender shall otherwise consent in writing, Borrower will not perform or permit to be performed any of the following acts:

8.1       Creation or Existence of Liens.   Borrower will not create, assume or suffer to exist any mortgage, pledge, lien, charge or encumbrance on any of the properties of Borrower, personal or real, tangible or intangible, including without limitation the Mortgaged Property, excluding only: (i) encumbrances in favor of Lender; (ii) deposits to secure payment of workmen's compensation, unemployment insurance and similar benefits; (iii) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles; and (iv) liens covering tangible personal property which arise in the ordinary course of Borrower's business and secure current obligations of Borrower which are not in default.

8.2       Loans to and Transactions With Affiliates.   Except as previously disclosed in writing to Lender, and approved by Lender, Borrower will not make any loan, advance or other extension of credit, directly or indirectly, to or for the benefit of any Affiliate and will not enter into any other transaction, including, without limitation, the purchase, sale or exchange of property with any Affiliate.   Borrower will not make any payments to an Affiliate for services performed or equipment or materials provided to the Mortgaged Property except to reimburse the Affiliate for its actual cost of performing such services or providing such equipment or materials, which actual cost shall not, in any event, exceed the amount that would be charged by a non-Affiliate under a bona fide, arm's-length contract for performance of such services or provision of such equipment and  materials.   Borrower may retain an Affiliate to manage the Mortgaged Property under a management agreement or market and lease the property pursuant to a brokerage agreement on market terms, each of which is (i) expressly subordinate to the Mortgage and other Loan Documents and (ii) in form  and substance reasonably acceptable to Lender.

8.3       Restriction on Leasing of Mortgaged Property.   Notwithstanding any language in this Agreement or any of the other Loan Documents, Borrower shall not lease any part of the Mortgaged Property to a third party without the prior written consent of Lender.

8.4Limitation on Dividends, Loans and Distributions of Funds.So

long as an Event of Default exists under this Agreement or any of the other LoanDocuments, Borrower will not, directly or indirectly, make, or become obligated to make,1\CdfsO 1\Home\Ailenz\Kirkpatrick\Paycom\2015 Building 3\Loan Documents\Kirkpatrick Bank- Paycom - Loan Agreement-7.Docx-21-

Exhibit 10.3

any distributions to members or set apart any sum or any of its assets for distributions to members, or make any loans or any other distribution of funds, by reduction of capital, or otherwise.

8.5       Limitation on Contingent Liabilities.   Borrower will not, directly or indirectly, guarantee, agree to purchase or repurchase or provide funds in respect, or otherwise become or remain liable with respect to indebtedness of any character of any other person or entity.

8.6       Changes to Method of Accounting.   Borrower will not make any material change in its methods of accounting for purposes of the reporting requirements ofthis Agreement, except as may be mandated by sound accounting principles.

8.7       Sale-Leaseback Transactions.   Borrower will not make  or permit the occurrence of any sale, transfer or disposition of any of the Mortgaged Property followed by  Borrower's leasing or rental of such property, or any portion thereof, as lessee.

8.8       Construction Issues.   Borrower shall not (i) incur or suffer to exist any delays in completion of the Construction Project, (ii) agree to any change order which would increase the Project Cost by $20,000.00 or more, or any change order(s) which, in the aggregate, would increase the Project Cost by $100,000.00 or more without the prior written approval of Lender, or (iii) make any changes in  the Construction   Project to achieve cost savings without the prior written approval of Lender.   Borrower shall deliver to Lender and Lender's Construction Consultant within five (5) business days after any change orders are made, a copy of such change order and an associated update of the Construction   Budget   which   have been approved   by the   Architect   and the Contractor.

8.9       Modification of Limited Liability Company Documents.   Borrow- er shall not participate in, suffer or permit the amendment, modification, restatement, cancellation or termination of any organizational document now or hereafter evidencing or relating to Borrower without the prior written consent of Lender in each case.

8.10     Transfer   of Property.     Until all indebtedness   of Borrower   to Lender is paid in full, Borrower shall not sell, transfer or convey all or any part of the Mortgaged Property or any interest therein, except Borrower's leasing or rental of such property in the ordinary course of business, and Borrower shall not permit any change in the ownership of Borrower.

8.11     Funded Debt Limitation.   Borrower shall not incur funded outside debt (except for the Loan provided under this Agreement and the Consolidated Note) in excess of $1,500,000.00 without the prior written approval of Lender.

8.12     Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio (defined below) of the Guarantor shall not be less than 1.2:1.00 on a quarterly basis. The Fixed Charge Coverage Ratio shall be calculated by Lender on a quarterly basis based on the Guarantor's quarterly financial statements delivered pursuant to paragraph 7.1 of this Agreement as set forth below.

(a) Calculation.   The term "Fixed Charge Coverage Ratio" means Net

Operating   Income   plus interest   expense,   depreciation   expense   and amortization expense, based on annualizing the income statement for the\\CdfsO l\Home\AIIenz\Kirkpatrick\Paycom\2015 Building 3\Loan Documents\Kirkpatrick Bank- Paycom - Loan Agreement-7Docx-22-

Exhibit 10.3

quarter   then ended,   divided   by Debt Service   Requirements   plus rent expense and ownership distributions,   fees or compensation to Affiliates (e.g., contractor or development fees).

(b)     Debt   Service   Requirements. The   term   "Debt   Service Requirements" shall mean all principal and interest payments which would be owing during the ensuing twelve (12) month period, as determined by Lender, based upon, (i) all debt of Guarantor payable to Lender and any other non-subordinated   debt, excluding balloon payments, if any, due to Lender, and (ii) the then applicable interest rate(s) on such debt.

(c)       Net Operating Income.   The term "Net Operating Income" means all   revenues   collected   from   the   operations   of   Guarantor   (excluding non-recurring income, as determined by Lender) less expenses.   Revenues shall be calculated by Lender by using actual effective revenues for  the most recent four (4) calendar quarters, less ownership distributions, fees or compensation   to Affiliates   (e.g., contractor   or development   fees) and receipts from insurance income, security deposit forfeitures, late charges, interest income, miscellaneous   income or other sources of income not directly   related   to the operations   of Guarantor.     Expenses   shall be calculated   by   Lender   by   adjusting   actual   and   customary   operating expenses for the previous  calendar quarter, annualized twelve (12) month period as deemed appropriate in Lender's sole discretion.   Such expenses shall include, without limitation, recurring operating expenses, real estate taxes, and any management fee to the extent charged and paid.

(d)       Curative Action.   In the event the Fixed Charge Coverage Ratio for any calendar quarter should be less than 1.20 to 1.00, then, within fifteen (15) days after written notice from Lender to Borrower, Borrower shall   pay the Curative   Amount   such that a minimum   Fixed Charge Coverage Ratio of 1.20 to 1.00 or more is created based on (A) the actual Net Operating Income for the immediately preceding calendar quarter and (B) the hypothetical   Debt   Service   Requirement   for the then current calendar quarter which would result from a reamortization of such reduced outstanding principal  balance of the Loan.

Irrespective   of any hypothetical   Debt Service Requirement   utilized to calculate the curative amount, the actual amount of the required payments shall continue to be as provided in the Note.

9.         ADMINISTRATION   OF LOAN.     Notwithstanding any language   in this   Agreement   seemingly   to   the   contrary,   Borrower   shall   not   be   entitled   to   any disbursement of Loan proceeds hereunder unless and until Borrower has satisfied all of the conditions of lending set forth in paragraph 5 of this Agreement. Upon satisfaction of such conditions of lending to the satisfaction of Lender, Lender will make Loan disbursements up to the principal amount  of the Loan provided that (i) Lender's Construction Consultant shall have completed   periodic inspection(s)   of the Construction   Project and shall have advised Lender in writing that work to date on the Construction Project is satisfactory, (ii) there is no uncured Event of Default under any of the Loan Documents, and (iii) all of the other requirements set forth in this Loan Agreement  for advancement of loan proceeds are satisfied.

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Exhibit 10.3

Subject to all of the terms, conditions and provisions of this Agreement, Lender shall make disbursements under the Loan in the following manner:

9.1       Purpose.   The principal sum to be disbursed under the Note shall be used for the purposes set forth in paragraph 2.1 of this Agreement.

9.2       Compliance with Project Budget.   All Loan advances under the Note shall be made in accordance with the Agreement and in amounts set forth in the Project Budget.     Material deviations   from the Project Budget must be approved in advance in writing by Lender.   If Lender determines at any time, in its sole judgment, that the direct construction costs, plus the cost of the improvements and the estimated non-construction costs, exceed the Project Cost set forth in the Project Budget, then at the request of Lender, Borrower shall explain to Lender how the overage will be paid and will immediately deposit such funds into the Construction Account.   Any such deposit so required shall be made prior to any additional advance of Loan proceeds.

9.3       Request   for   Funds.     Loan advances   will   be   made   no more frequently than one (1) time per month. Each Loan advance   request ("Request   for Funds") (i) shall be submitted in writing on the latest version ofthe AlA G702 and G703 forms, (ii) shall be properly completed and signed by Borrower, the Contractor and the Architect, (iii) shall be delivered to Lender and the Construction Consultant at least five (5) days before the requested date of disbursement; (iv) is subject to the prior approval of the  Construction   Consultant and the Lender; and (v) shall be  supported by copies of invoices for all work and materials covered thereby. Unless Lender wishes to inspect the Construction   Project as set forth in paragraph 9.5, each Request for Funds shall be approved and funded or declined by Lender within five (5) Business Days of receipt by Lender. All approved Loan advances will be deposited into the Construction Account by Lender. Borrower   shall   under no circumstances   be entitled   to Loan advances that individually or cumulatively exceed the Project Costs completed as of the date of the request per the Project Budget.   Borrower shall submit its last Request for Funds no later than fifteen (15) days before the Completion   Deadline. In no event shall Lender be obligated to make any Loan advances after the Completion Deadline.

9.4       Additional Information.   Upon request by Lender, each Request for Funds shall be accompanied by:

9.4.1   proof, satisfactory to Lender, that all invoices for labor and materials have been paid, except those contained in the current Request for Funds covering "hard costs;" and

9.4.2   lien waivers from all architects,   professional   engineers, landscape architects, land  surveyors, contractors, mechanics, materialmen, landscapers and laborers; and

9.4.3   title information, in the form of an endorsement to the loan policies of title insurance held by Lender, which increases the amount of coverage and which confirms the first lien priority of the Mortgage, without additional matters affecting title to the Mortgaged Property.

All of the above information shall be obtained and submitted to Lender at Borrower's expense.

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Exhibit 10.3

9.5       Lender's Inspection.   If, for any reason, Lender deems it necessary to cause the Construction Project to be examined by the Construction Consultant or any other representative of Lender prior to making any advance, it shall have a reasonable time [not exceeding ten (10) Business Days] within which to do so, at Borrower's cost, and Lender shall not be required to make any Loan advance until such examination has been made. Regardless of inspections by the Construction Consultant or any other representative of Lender, Lender shall have no responsibility, obligation or liability to Borrower or any other individual or entity based on, arising from or relating to any such inspections, and Borrower shall at all times have exclusive control over work on the Construction   Project   and sole   responsibility   for compliance   with all governmental, quasi-governmental and private laws, ordinances, rules, regulations, codes, covenants, restrictions, easements and other matters which control, burden, apply to or otherwise affect either part of the Mortgaged Property and/or the Construction Project.

9.6       Disbursements.   Advances under the Note may, at  the option of Lender, be recorded on the Note and/or by deposits to the Construction Account, and such records shall be conclusive evidence of all advances made under the Note.   Borrower shall prepare and deliver payment from the Construction Account to the Contractor or such other appropriate subcontractors or vendors as set forth in the Request for Funds. Borrower acknowledges and stipulates that only checks for payment of approved costs of the Construction   Project and costs incidental thereto and approved   by Lender in the Project Budget may be drawn against the Construction Account.

9.7       Termination   of   Advances.     At   the   option   of   Lender,   Loan advances shall not be made under the Note unless (i) this Agreement, the Note and the other Loan Documents are in full force and effect, and (ii) an Event of Default does not exist under the terms of this Agreement, the Note or any of the other Loan Documents.

9.8       Conditions for Benefit of Lender; No Liability to Third Parties. Any and all conditions within this Agreement to the obligations of Lender to advance the proceeds of the Loan to Borrower are imposed solely and exclusively for Lender benefit. No other person shall have any standing to require that such conditions be satisfied nor be entitled to draw any conclusions or assumptions therefrom.   Such conditions may be waived, in whole or in part, by Lender at any time, in Lender's sole discretion, and Lender shall be under no obligation to require strict compliance therewith.   Lender shall not be liable or responsible to any person other than Borrower for the disbursement of or failure to disburse the Loan proceeds.   Neither the Contractor nor the Architect, any subcontractor, materialman or supplier on the Construction Project shall have any right or claim against Lender under this Loan Agreement or the administration thereof.

10.       EVENTS OF DEFAULT.   If any ofthe following events (herein so called "Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected  by operation of law or otherwise), then, and in every such event, Lender may accelerate or otherwise declare the principal of and interest on all Indebtedness   to be immediately   due and payable, without presentment, demand, protest, notice of protest or other notice of any kind, all of which are hereby expressly waived by Borrower:

I 0.1     Nonpayment   of Note.     Default   in payment when due of any interest on or principal or any other sum payable under the Note, or any amendment, modification or restatement thereof; provided however, prior to declaring default under this paragraph 10.1, Lender shall give Borrower five (5) days' prior written notice of the payment default, unless one (1) payment default notice has been provided by Lender to

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Exhibit 10.3

Borrower during the previous twelve (12) months, in which event no prior notice election to declare a default is necessary.

10.2     Breach of Covenants.   Default by Borrower in the performance  or observance of any covenant contained   in this Agreement   or any of the other Loan Documents, any other instrument delivered to Lender in connection with this Agreement, including, without limitation, the falsity or breach of any representation, warranty or covenant, and such default or breach shall not have been cured or remedied within twenty (20) days following receipt by Borrower of written notice thereof from Lender, unless such cure or remedy cannot reasonably be completed within the applicable 20-day cure period described above, in which event Borrower shall commence such cure or remedy within the applicable 20-day cure period described above and proceed with all diligence to complete such cure or remedy (provided that such grace periods shall not be deemed applicable either to the payment provisions of this Agreement or the default provisions of subsection (a) above) in any event within sixty (60) days from the initial receipt of written notice from Lender.

10.3     Default Under Funded Debt Limitations or Fixed Charge Coverage Ratio.   Any failure of Borrower to comply with the funded debt limitations set forth in paragraph 8.11 of this Agreement or with the Fixed Charge Coverage Ratio described in paragraph 8.12 of  this Agreement, and such default goes uncured after receipt of the notice from Lender in paragraph 8.12.

10.4 Bankruptcy.   The institution of bankruptcy, reorganization, liqui

dation or receivership proceedings by or against Borrower or Guarantor.

10.5     Governmental Requirements.   The issuance of any order, decree or judgment pursuant to any judicial or administrative proceeding declaring that all or any part of the Mortgaged Property is in violation of any law, ordinance, rule or regulation of any agency, department, commission, board, bureau or instrumentality of the municipality or county in which the Mortgaged Property is located.

10.6     Representation.     Any representation,   warranty, statement, certif icate, schedule or report made or furnished to Lender by Borrower proves to be false or erroneous in any material respect at the time of the making thereof.

10.7     Event of Default Under Other Loan Documents.   The occurrence of any Event of Default (or continuance of such Event of Default after the applicable cure period, if any) under the Note, the Mortgage,   the Second   Mortgage,   the Existing Mortgages the Assignment, the Subordination   Agreements or any of the other Loan Documents.

10.8     Interest After Default.   All past due obligations or indebtedness of Borrower to Lender hereunder, whether principal, costs or expenses, shall bear interest at a variable rate equal from day to day to the Default Rate as defined in the Note.

11.       REMEDIES.   If  any one or more Events of Default shall occur and be continuing, Lender may, without any period of grace (except as otherwise provided herein), proceed to  protect and enforce all or any of  the rights with respect thereto contained in this Agreement or any other Loan Document, or may proceed to enforce payment of all indebtedness due hereunder or enforce any other legal or equitable rights or exercise any other legal or equitable remedies, or cure or remedy any default by Borrower for the purpose of preserving the Mortgaged   Property.     All   rights,   remedies   and   powers   conferred   upon   Lender   shall   be

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Exhibit 10.3

cumulative and not exclusive of any other rights, remedies or powers available.   No delay in exercising or failure to exercise any right, remedy or power shall impair any such right, remedy or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Any such right, remedy or power may by exercised   from time to time,   independently or concurrently, and as often as shall be deemed expedient.   No waiver of any Event of Default shall extend to  any subsequent Event of Default.   No single or partial exercise of any right, remedy or power shall preclude other or further exercise  thereof.   Borrower covenants that if an Event of Default   shall   happen   and be continuing   it will pay all court   costs and other out-of-pocket expenses paid or incurred by Lender in collecting the amounts due pursuant to this Agreement, the Note, the Mortgage, the  Second Mortgage, any other Loan Document or any other document evidencing or securing the Loan or otherwise executed in connection herewith, including attorneys' fees, together with interest on all amounts so expended from the respective dates of each expenditure at the Default Rate (as defined in the Note).

12. GENERAL  PROVISIONS.   Lender and Borrower agree as follows:

12.1     Expenses.   Borrower agrees to pay all fees, expenses and charges in respect to the Loan contemplated by this Agreement, including, without limiting the generality thereof, the following:

12.1.1 reasonable   fees and expenses   of counsel   employed   by Lender in connection with closing or administration of the Loan and all fees and expenses actually incurred by counsel employed by Lender in regard to any litigation arising out of or relating to this transaction,   each of the foregoing charged at such counsel's customary   billing rates and without regard to any statutory presumptions;

12.1.2 title insurance premiums and all expenses incidental to title insurance and title evidence;

12.1.3 recording and filing fees required by applicable law;

12.1.4 all fees and expenses of the Mortgagee identified in  the

Mortgage, and any successor to the Mortgagee;

12.1.5 fees and expenses   of any appraisers   who appraise   the

Mortgaged Property for Lender; and

12.1.6 other reasonable fees and expenses involved in the closing of this loan and the reasonable fees and expenses payable by Lender which are incidental to the enforcement or defense of this Agreement or any of the other Loan Documents.

12.2     Notices.   Any notices or other communications required or per mitted hereunder shall be in writing and sufficiently delivered   and received for all purposes when delivered in person or deposited in the United States mail, by registered or certified mail, postage prepaid, return receipt requested and addressed as listed below or to such other address as the party concerned may substitute by written notice to the other. All notices shall be deemed received on the earlier of actual receipt or within three (3) days (excluding Saturdays, Sundays and holidays recognized by Oklahoma  banking corporations headquartered in Oklahoma City, Oklahoma) after being mailed.

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Exhibit 10.3

To Borrower:Paycom Payroll, LLC

7501 West Memorial Road

Oklahoma City, Oklahoma 73142

Attn: Mr. Chad Richison

With copy to: Cheek & Falcone, PLLC

6301 Waterford Boulevard

Suite 320

Oklahoma City, Oklahoma 73118

Attn: Mr. John P. Falcone

To Lender: Kirkpatrick Bank

5801 N. Broadway Extension, Suite 101

Oklahoma City, Oklahoma 73118

Attn:	Mr. David L. Sutter, Executive Vice President

With copy to: Crowe & Dunlevy, PC

324 N. Robinson Avenue, Suite 100

Oklahoma City, Oklahoma   73102

Attn: Kari Hoffuines

12.3     Amendment and Waiver.   This Agreement may not be amended or modified in any way, except by an instrument in writing executed   by both parties hereto; provided, however, Lender may, in writing:   (i) extend the  time for performance of any of the obligations of Borrower; (ii) waive any Event of Default   by Borrower; and (iii) waive the satisfaction of any  condition that is precedent to the performance of Lender's obligations under this Agreement.   In the event of Lender's waiver   of an Event of Default,   such specific Event of Default   shall   be deemed   to have been cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

12.4     Non-Waiver; Cumulative Remedies.   No failure   on the part of Lender to exercise and no delay in exercising any right hereunder shall operate   as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further right of exercise thereof.   The remedies herein provided are cumulative and not alternative.

12.5     Assignment.   Neither this   Agreement, nor   the   loan   proceeds hereunder, shall be assignable by Borrower without the prior written consent of Lender.

12.6     Financing Publicity.   Lender shall be permitted to obtain publicity in connection with the financing of the Mortgaged Property through press releases and any special events relating to the Mortgaged Property.   Borrower will give Lender ample advance notice of such events and will give Lender as much assistance as possible   in connection with obtaining such publicity as  Lender desires.   Lender's publicity shall be subject to the reasonable approval of Borrower, which approval shall not be unreasonably withheld or delayed.

12.7     No Partnership. Nothing in this Agreement shall be construed to constitute Lender as joint venturer with Borrower, or to constitute a partnership between the parties.

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Exhibit 10.3

12.8     Descriptive Headings.   The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the terms hereof.

12.9     Integrated Agreement.   This Agreement and the Loan Documents signed and/or delivered pursuant to this Agreement or any of the other Loan Documents supercede and replace the Loan Commitment signed by Lender and Borrower, and they collectively constitute the entire agreement between Lender and Borrower, and there are no   agreements,   understandings,   warranties   or   representations   between   the   parties regarding the financing of the Mortgaged Property other than those set forth herein.

12.10   Time ofEssence.   Time is ofthe essence ofthis Agreement.

12.11   Binding Effect.   This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and  their respective successors, legal representatives and assigns.

12.12   Third-Party Beneficiary.   Nothing in this Agreement, express or implied, is intended to confer upon any person, other than Lender and Borrower and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

12.13   Right to Defend.   Lender shall have the right, but not the obliga tion, at Borrower's expense, to commence,   to appear in or to defend any action or proceeding (initiated by a third party against Borrower) purporting to affect the rights or duties of the parties hereunder and in connection therewith pay out of proceeds of the Loan all necessary expenses, including fees of counsel, if Borrower fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to Lender.

12.14   Loan Participation Agreement.   Notwithstanding any language in this Agreement or any of the Loan Documents, Lender's obligation to  fund the Loan pursuant to the terms of this Agreement and the Loan Documents is conditioned upon Lender (i) securing participant lenders (acceptable to Lender) to participate in the Loan and   (ii)   the   execution   by   Lender   and   such   participants   of   certain   Participation Agreements, in form and substance acceptable to Lender.   Borrower authorizes Lender to disclose to any Purchaser or such participants or any  individual or entity acquiring an interest in the Loan Documents   by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in such Lender's possession concerning the credit worthiness of the Borrower and all relevant information relating to the Loan Documents and the extensions of credit evidenced and secured thereby.   Closing of the Loan will evidence that Lender has loan participants acceptable to Lender.

12.15   Indemnity.     Borrower   hereby   agrees   to   indemnify   and   hold harmless Lender and participants and each of their respective directors, officers, agents and employees (collectively, the "Indemnitees") from and against, and agrees to defend the Indemnitees, by counsel satisfactory to the lndemnitees, against:

(a)       all claims, demands and causes of action asserted against any Indemnitee by any person or entity ("Person") if the claim, demand or cause of action directly or indirectly relates to (i) a claim, demand or cause of action that the Person has or asserts against the Borrower in connection with the Mortgaged Property, except those arising out of  the acts or omissions of Lender; (ii) the payment of any commission, charge or brokerage fee incurred in connection with

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Exhibit 10.3

any of the Loan Documents; (iii) any act or omiSSIOn by the Borrower, any contractor, subcontractor   or material supplier, or other Person (except to the extent caused by the gross negligence or willful misconduct of Lender, its agents, servants   and   employees)   with   respect   to the Mortgaged   Property;   (iv) the ownership, occupancy or use of the Mortgaged Property; and

(b)       all liabilities, losses and other costs (including court costs and reasonable attorneys' fees) incurred by any Indemnitee as a result of any claim, demand or cause of action described in subparagraph (a).

lndemnitees' rights hereunder shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender's conduct is active, passive or subject to any other classification or that such Indemnitee is directly or indirectly responsible   under any theory of any kind for any act or omission   by the Borrower or any other Person other than Lender, its agents, servants or employees. BORROWER ACKNOWLEDGES AND AGREES THAT  ITS INDEMNIFICATION OBLIGATIONS HEREUNDER COVER AND RELATE TO, WITHOUT LIMITATION, ANY NEGLIGENT ACTION OR OMISSION OF INDEMNITIES; PROVIDED, NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY INDEMNITEES WITH RESPECT TO ANY INTENTIONAL TORT OR ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH SUCH INDEMNITY IS PERSONALLY DETERMINED BY THE JUDGMENT OF A COURT OF COMPETENT JURISDICTION (SUSTAINED ON APPEAL, IF ANY) TO HAVE COMMITTED.   Borrower's obligations under this paragraph 12.15 shall survive the repayment of the Loan and the release of the Mortgage and the other Loan Documents.

12.16   Survival of Representations and Warranties.   All representations and warranties of Borrower in this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement and the Note, are material, and have been or will be  relied on by Lender notwithstanding any investigation made by or  on behalf of Lender.    All such representations and warranties of Borrower shall be deemed to be remade as of the date of each disbursement of the proceeds of the Loan.

12.17   No Waiver; Consents.   Each waiver by Lender must be in writing, and no waiver may be construed as a continuing waiver.   No waiver will be implied from Lender's   delay in exercising   or failure to exercise any right or remedy against the Borrower or any security.   Lender's consent to any act or omission by the Borrower may not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender's consent to be obtained in any future or other instance.   All Lender's rights and remedies are cumulative.

12.18 Counterparts.   This Agreement may be executed in multiple counterparts   each of which shall be deemed an original and all of which executed counterparts   shall   together   constitute   a single document.     Signature   pages may be detached from the counterparts   and attached to a single copy of this Agreement to physically form one document.

12.19   Incorporation of Exhibits.   All Exhibits and Schedules identified in this Agreement as exhibits to or schedules to this Agreement are hereby incorporated into this Agreement and made integral parts of it.

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Exhibit 10.3

12.20 Government Regulations. The Borrower represents, warrants and covenants to Lender as follows, and acknowledges that such representations, warranties and covenants   shall   be continuing   representations,   warranties   and   covenants   from Borrower to Lender:

(i)       The Borrower is and shall remain in compliance with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations   of the United States   Treasury   Department   (31 CFR, Subtitle   B, Chapter   V, as amended)   and any other enabling   legislation,   regulations   or executive orders relating thereto, and the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001 ), as amended, and any other enabling   legislation, regulations or executive orders relating thereto;

(ii) The Borrower is and shall remain in compliance with 31

U.S.C., Section 5313, as amended, 31 CFR Section 103.22, as amended, and any similar laws or regulations involving currency transaction reports or disclosures relating to transactions in currency of more than $10,000.00, or of more than any other minimum amount specified by any laws or regulations; and

(iii)     Borrower (A) is not a party whose property or  interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and  Prohibiting Transactions   With Persons   Who Commit,   Threaten   to Commit,   or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, and are not otherwise associated with any such person in any manner violative of Section 2, or (C) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions   under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

The  Borrower covenants and agrees with Lender that no part of any loan proceeds or advances evidenced by or referenced in this Agreement, and no part of any other amounts or sums derived from any property which secures repayment of such loan proceeds or advances, including, without limitation any accounts, payment intangibles, money, rents, issues   or   profits,   will   be   used,   directly   or   indirectly,   for   any   payments   to   any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

12.21 Applicable   Law.         THIS   AGREEMENT   AND   THE DOCUMENTS ISSUED AND EXECUTED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF OKLAHOMA AND SHALL BE CONSTRUED   IN ACCORDANCE   WITH THE LAWS OF THE STATE OF  OKLAHOMA, EXCEPT, AND WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES AND EXCEPT TO THE EXTENT PREEMPTED BY THE LAWS OF THE UNITED STATES OF AMERICA.

12.22 Consent     to     Jurisdiction.           BORROWER     HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR OKLAHOMA STATE COURT HAVING THE   MORTGAGED   PROPERTY   WITHIN   ITS JUDICIAL   DISTRICT,   IN ANY

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Exhibit 10.3

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS AND ANY OTHER DOCUMENTS EVIDENCING, SECURING OR RELATING TO THE LOAN, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD   AND   DETERMINED   IN ANY   SUCH   COURT   AND   IRREVOCABLY WAlVES ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT   FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF  LENDER TO  BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.   ANY JUDICIAL  PROCEEDING BROUGHT BY BORROWER AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANYWAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE LOAN OR ANY LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT IN OKLAHOMA.

12.23 Waiver of Jury Trial.   TO THE EXTENT PERMITTED BY APPLICABLE   LAW, BORROWER   AND LENDER HEREBY   WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING   INVOLVING,   DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE LOAN, ANY LOAN DOCUMENT   OR  ANY RELATIONSHIP ESTABLISHED THEREUNDER.

[Signatures appear on following pages]

Schedule of Exhibits

"A" -Description of Real Property

"B"- Map of Real Property with Existing and Proposed Improvements

"C" - List of Existing Mortgages

"D" - Project Budget

"E" - Required Performance Bonds and Payment Bonds

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Exhibit 10.3

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed effective as of the day and year first above written.

3755390119443500"Lender":	"Borrower":PA YCOM PAYROLL, L

a Delaware limited lia

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Exhibit 10.3

EXHIBIT "A"

Description of Real Property

Tract 1:

All of Lot One (1), Block One (1) and Common Area A, of Paycom, an Addition to the City of

Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof.

Tract 2:

A tract of land being a part of the Southwest Quarter (SW/4) of Section Eight (8), Township Thirteen (13) North, Range Four (4) West of the Indian Meridian, Oklahoma City, Oklahoma County, Oklahoma, being more particularly described as follows:

Commencing at the Southeast (SE) Corner of said Southwest Quarter (SW/4); THENCE North

00°15'38" West, along and with the East line of said Southwest Quarter (SW/4), a distance of

1,496.10 feet to the Northeast (NE) Corner of Paycom recorded in Book PL68, Page 95, said point being the Point of Beginning; THENCE South 89°35'06" West along and with the North line of Paycom, a distance of 667.91 feet to the Northwest (NW) Corner  of Paycom; THENCE

North 00°01'27" West, along and with the extended West line ofPaycom, a distance of 1,155.56 feet to the North line of Southwest Quarter (SW/4); THENCE South 89°52'18" East, along and with the North line of said Southwest Quarter (SW/4), a distance of 663.15 feet to the Northeast

(NE) Corner of said Southwest Quarter (SW /4); THENCE South 00°15'38" East, along and with the East line of said Southwest Quarter (SW/4), a distance of 1,149.24 feet to the Point of Beginning.

Tract 3:

A tract of land being a part of the Southwest Quarter (SW/4) of Section Eight (8), Township Thirteen (13) North, Range Four (4) West of the Indian Meridian, Oklahoma City, Oklahoma County, Oklahoma, being more particularly described as follows:

Commencing at the Southeast (SE) Corner of said Southwest Quarter (SW /4);

THENCE North 00°15'38" West (North 00°15'26" West record), along and with the East line of said Southwest Quarter (SW/4), a distance of 575.51 feet (575.66 feet record)  to the Southeast (SE) Corner ofPaycom recorded in Book PL68, Page 95;

THENCE North 88°41'40" West (North 88°42'11" West record), along and with the South line of said Paycom and the North line of a tract of land owned by the Oklahoma Turnpike  Authority recorded in Book 7536, Page 339, a distance of 671.88 feet to the Southwest (SW) Corner of said Paycom, said point being the POINT OF BEGINNING;

THENCE continuing North 88°41'40" West (North 88°42'11" West record) along and with the North line of a tract of land owned by the Oklahoma Turnpike Authority recorded in Book 7536, Page 339, a distance of29.87 feet;

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Exhibit 10.3

THENCE North 86°46'27" West (North 86°48'46" West record), continuing along and with the North line of a tract of land owned by the Oklahoma Turnpike Authority recorded in Book 7536, Page 339, a distance of360.72 feet;

THENCE North 00°01'27" West, departing said North line, a distance of2,035.89 feet to a point on the North line of said Southwest Quarter (SW/4);

THENCE South 89°52'18"   East, along and with the North line of said Southwest Quarter

(SW/4), a distance of390.00 feet to an extended West line ofPaycom;

THENCE South 00°01'27" East, along and with the extended West line ofPaycom, a distance of

2,055.99 feet to the POINT OF BEGINNING.

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Exhibit 10.3

EXHIBIT "B"

Gymnasium
Expansion
PROP.
BLDG.
EXIST.
BLDG.
New
Parking
Lot
Building 3
EXIST
BLDG
PROP.
BLDG
EXIST.
BLDG
WEST BOUND MEMORIAL ROAD
WEST BOUND JOHN KILPATRICK TURNPIKE
EAST BOUND JOHN KILPATRICK TURNPIKE

Map of Real Property with Existing and Proposed Improvements

0w

1$Ct-'1 ST::tt r

C:'

'

"

u;

8

"

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Exhibit 10.3

EXHIBIT "C"

Existing Mortgages

1. Consolidated,   Amended   and   Restated   Mortgage   (With   Power   of   Sale),   Security Agreement and Financing Statement, dated December 15, 2011, signed by Borrower for the benefit of Lender and recorded in Book RE 11805, Page 1581 in the real estate records of the County Clerk for Oklahoma County, Oklahoma, as amended by that certain First Amendment to Consolidated, Amended and Restated Mortgage (With Power of Sale ), Security Agreement and Financing Statement, dated June 17, 2014, signed by Borrower for the benefit of Lender and recorded on June 19,2014 in Book RE12563, Page 631 in the real estate records of the County Clerk for Oklahoma County, Oklahoma.

2.   Construction   Mortgage   (With   Power   of Sale),   Security   Agreement   and Financing Statement, dated March 28, 2013, and recorded in Book RE12202, Page 1089 in the real estate records of the County Clerk for Oklahoma County, Oklahoma, as amended by the First Amendment to Mortgage (With Power of Sale), Security Agreement and Financing Statement and Assignment of Leases, Rents and Profits, dated December 31, 2013, and recorded in Book RE 12449, Page 230 in the real estate records of the County Clerk for Oklahoma County, Oklahoma,  as further amended by that certain Second Amendment to Construction   Mortgage   (With   Power   of Sale),   Security   Agreement   and   Financing Statement and Assignment   of Leases, Rents and Profits, dated June 17, 2014 and recorded on June 19, 2014 in Book RE12563, Page 636 in the real estate records ofthe County Clerk of Oklahoma County, Oklahoma.

3.   Second Mortgage (With Power of Sale), Security Agreement and Financing Statement, dated March 28, 2013, signed by Borrower for  the benefit of Lender and recorded in Book RE12202, Page I 135 in the real estate records of the County Clerk for Oklahoma County, Oklahoma, as amended by that certain First Amendment to Second Mortgage (With Power ofSale), Security Agreement and Financing Statement, dated June 17,2014, recorded on June 19,2014, in Book RE12563, Page 642 in the real estate records ofthe County Clerk of Oklahoma County, Oklahoma.

4.   Mortgage, dated November 1, 2013, and recorded in Book RE12399, Page 295 in the real estate records of the County Clerk for Oklahoma County, Oklahoma, as amended by the First Amendment   to Mortgage,   dated   December   31, 2013,   and   recorded   in Book RE12449, Page 235 in the real estate records of the County Clerk for Oklahoma County, Oklahoma, as further amended by that certain Second Amendment to Mortgage, dated June 17, 2014, recorded on June 19, 2014 in Book RE12563, Page 647 in the real estate records of the County Clerk of Oklahoma County, Oklahoma.

5.   Construction   Mortgage   (With   Power   of Sale),   Security   Agreement   and Financing Statement, dated March 23, 2011 and recorded on March 34, 2011 in Book RE11596, Page 580 in the real estate records ofthe County Clerk of Oklahoma County, Oklahoma.

6.   Construction   Mortgage   (With   Power   of Sale),   Security   Agreement   and Financing

Statement, dated May 7, 2010 and recorded on May 10, 2010 in Book RE11362, Page

174 in the real estate records ofthe County Clerk of Oklahoma County, Oklahoma.

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Exhibit 10.3

7.   Mortgage, dated December   21, 2012 and recorded on December 27, 2012 in Book RE12120, Page 1496 in the real estate records of the County Clerk of Oklahoma County, Oklahoma.

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Exhibit 10.3

EXHIBIT "D"

Project Budget

[To be provided post closing.]

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Exhibit 10.3

EXHIBIT "E"

Required Performance Bonds and Payment Bonds

[To be provided post closing.]

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